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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 19, 2002

Golf Trust of America, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-22091	33-0724736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14 North Adger's Wharf, Charleston, SC 29401
(Address of principal executive offices) (Zip Code)

(843) 723-4653
(Registrant's telephone number, including area code)

not applicable
(Former name or former address, if changed since last report.)

Item 5.    Other Events.

        On August 19, 2002 we issued a press release announcing that our 2002 Annual Shareholders Meeting is scheduled for November 18, 2002 at 9:30 a.m. to be held at Charleston Place Hotel, 205 Meeting Street, Charleston, South Carolina.

        GTA shareholders will be mailed a proxy statement with instructions on voting procedures prior to the annual meeting. The proxy statement will contain important information and should be read carefully. Shareholders are entitled to submit a proposal for consideration for inclusion in the proxy statement no later than September 9, 2002.

        Shareholders wishing to present a proposal at the 2002 Annual Shareholder Meeting but not wishing to submit such proposal for inclusion in the proxy statement must provide the Company written notice no later than September 9, 2002. The proposal must set forth the name and address of the shareholder, the text to be introduced, the number of shares held and the date of their acquisition by the shareholder, and a representation that the shareholder intends to appear in person or send a qualified representative to the meeting to introduce the proposal specified in the notice. The chairman of the meeting may refuse to acknowledge the introduction of any shareholder proposal not made in compliance with the foregoing procedures and applicable SEC rules. A copy of that press release is being filed herewith as Exhibit 99.1.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

        (c)    Exhibits

        The following exhibits are part of this current report on Form 8-K and are numbered in accordance with Item 601 of Regulation S-K.

Exhibit No.	Description
99.1	Press Release issued by our company on August 19, 2002 announcing the 2002 Annual Shareholder Meeting.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLF TRUST OF AMERICA, INC. (Registrant)
Date: September 3, 2002	By:	/s/ W. BRADLEY BLAIR, II W. Bradley Blair, II President and Chief Executive Officer

EXHIBIT INDEX

        Pursuant to Item 601(a)(2) of Regulation S-K, this exhibit index immediately precedes the exhibits.

Exhibit No.	Description
99.1	Press Release issued by our company on August 19, 2002 announcing the 2002 Annual Shareholder Meeting.

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SIGNATURES
EXHIBIT INDEX